Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-8 (pertaining to the Employee Share Option Plan 2004 of Tower Semiconductor Ltd. ("the Company") and the registration of 2,071,578 ordinary shares of the Company) of our report dated February 2, 2004, appearing in the annual report on Form 20-F of the Company for the year ended December 31, 2003.


/s/ Brightman Almagor & Co.

Certified Public Accountants

A Member Firm of Deloitte Touche Tohmatsu

Tel Aviv, Israel
July 21, 2004